UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 1, 2010

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 AMERICAN POWER CORP.
 (Exact Name of Registrant as Specified in Charter)
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NEVADA
(State or other jurisdiction of incorporation or organization)
333-151517 (Commission File Number)	26-0693872 (IRS Employer Identification Number)
16 Market Square Centre
1400 16th Street, Suite 400
Denver – CO 80202
Tel: 720.932.8389
Fax: 720.222.5151
(Address of principal executive offices)

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 Copies to:
JPF Securities Law, LLC
19720 Jetton Road
Suite 300
Cornelius, NC 28031
Tel: 704-897-8334
Fax: 270- 897-8338

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement
Item 3.02 Recent Sales of Unregistered Securities
Item 5.02 Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
Exhibit 10.1 Consulting Agreement with Alvaro Valencia

Item 1.01 Entry into a Material Definitive Agreement

American Power Corporation (the “Corporation”) and Alvaro Valencia (the “Mr. Valencia”), entered into an Independent Consulting Agreement (“Consulting Agreement”) effective as of August 1, 2010.

Pursuant to the Consulting Agreement, Mr. Valencia will serve as President, Chief Executive Officer, and Director of the Corporation for a period of four (4) years beginning August 1, 2010. The Consulting Agreement is renewable upon the mutual consent of the parties on or before thirty (30) days prior to the end date of the Consulting Agreement. Any such renewal shall be for a period of twelve (12) months. The Corporation shall pay Mr. Valencia $50,000 per year, in equal monthly installments of $4,166,67. Mr. Valencia will also receive up to an aggregate of four million (4,000,000) restricted shares of the Corporation. Two hundred and fifty thousand (250,000) shall be released at the end of each three-month period immediately following August 1, 2010.

In the event that Mr. Valencia’s services terminate prior to the end of any three-month period, his rights in the number of Shares that would otherwise be payable at the end of such three-month period multiplied by the ratio which the number of months in such three-month period that Mr. Valencia was employed by the Corporation bears to three (3) shall immediately and fully vest and shall be transferable by Mr. Valencia as of the date of termination.

In the event that Mr. Valencia’s service terminates pursuant to the Termination section, as described below, during the twelve-month period immediately following August 1, 2010, his right to 1,000,000 Shares shall immediately and fully vest and shall be released to the Mr. Valencia’s estate upon termination.

In the event of a consolidation or merger or sale of all or substantially all of the assets of the Corporation in which outstanding shares of the Corporation’s common stock are exchanged for securities, cash or other property of any other corporation, firm, partnership, joint venture, association, or business entity, the Corporation is otherwise acquired or there is a change of control of the Corporation (receipt of more than 50% of the outstanding shares of the Corporation, the Corporation otherwise being acquired, or a change in control of the Corporation are collectively referred to as an “Acquisition”), or in the event of liquidation of the Corporation, so much of the 4,000,000 Shares that have not been issued to Corporation shall immediately and fully vest and shall also be transferable by Mr. Valencia immediately prior to such Acquisition or liquidation.  The numbers of Shares are subject to adjustment from time to time as set forth in Section 3(b) of the Consulting Agreement.

In the event that the Corporation shall at any time after August 1, 2010 (i) declare a dividend on the Common Stock in shares of its capital stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of Common Stock, or (iv) issue any shares of its capital stock by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing corporation), then in each case, with respect to so much of the 4,000,000 Shares that have not been issued to Mr. Valencia, Mr. Valencia shall be entitled to new, additional, or different shares of Common Stock in proportion to such dividend, subdivision, combination or issuance.

Additional terms of the Consulting Agreement state that Mr. Valencia shall be reimbursed for business expenses incurred in connection with his services in accordance with the Corporation’s policies. Mr. Valencia shall also be entitled to participate in any health insurance or other employee benefit plan that the Corporation may adopt, including any incentive program or stock option plan. Mr. Valencia is entitled to 5 weeks of paid vacation per year. Mr. Valencia shall strictly adhere to the confidentiality of the trade secrets of the Corporation, including a period of one (1) year after the termination of the Consulting Agreement.

In regards to Intellectual Property, the Corporation will be the sole owner of any and all of Mr. Valencia’s inventions that are related to the Corporation’s business. Inventions mean all inventions, discoveries, and improvements (including, without limitation, any information relating to manufacturing techniques, processes, formulas, developments or experimental work, work in progress, or business trade secrets), along with any and all other work product relating thereto. An Invention is “related to the Company’s business” (“Company-Related Invention”) if it is made, conceived, or reduced to practice by Mr. Valencia (in whole or in part, either alone or jointly with others, whether or not during regular working hours), whether or not potentially patentable or copyrightable in the U.S. or elsewhere, and it either: (i) involves equipment, supplies, facilities, or trade secret information of the Corporation; (ii) involves the time for which Mr. Valencia was or is to be compensated by the Corporation; (iii) relates to the business of the Corporation or to its actual or demonstrably anticipated research and development; or (iv) results, in whole or in part, from work performed by Mr. Valencia for the Corporation. Mr. Valencia will promptly disclose to the Corporation without additional compensation, all Company-Related Inventions. Mr. Valencia will assist the Corporation, at the Corporation’s expense, in protecting any intellectual property rights that may be available anywhere in the world for such Company-Related Inventions, including signing U.S. or foreign patent application, oaths or declarations relating to such patent application, and similar documents.

As a condition to, and in consideration of, the Corporation’s entering into the Consulting Agreement, and giving Mr. Valencia access to certain confidential and proprietary information, which Mr. Valencia recognizes is valuable to the Corporation and, therefore, its protection and maintenance constitutes a legitimate interest to be protected by the provisions of the Consulting Agreement as applied to Mr. Valencia and other employees similarly situated to Mr. Valencia, and for ten dollars ($10) and other good and valuable consideration, the receipt and sufficiency of which Mr. Valencia hereby acknowledges, Mr. Valencia acknowledges and hereby agrees as follows:

(a) that Mr. Valencia is and will be engaged in the business of the Corporation;

(b) that Mr. Valencia has occupied a position of trust and confidence with the Corporation prior to August 1, 2010, and that during such period and the period of Mr. Valencia’s services under the Consulting Agreement, Mr. Valencia has, and will, become familiar with the Corporation’s trade secrets and with other proprietary and confidential information concerning the Corporation;

(c) that the obligations of the Consulting Agreement are directly related to the Consulting Services and are necessary to protect the Corporation’s legitimate business interests; and that the Corporation’s need for the covenants set forth in the Consulting Agreement is based on the following:  (i) the substantial time, money and effort expended and to be expended by the Corporation in developing technical designs, computer program source codes, marketing plans and similar confidential information; (ii) the fact that Mr. Valencia will be personally entrusted with the Corporation’s confidential and proprietary information; (iii) the fact that, after having access to the Corporation’s technology and other confidential information, Mr. Valencia could become a competitor of the Corporation; and (iv) the highly competitive nature of the Corporation’s industry, including the premium that competitors of the Corporation place on acquiring proprietary and competitive information; and

(d) that for a period commencing on August 1, 2010 and ending three (3) months following Termination, Mr. Valencia shall not in any way engage, without the Corporation’s written consent (such consent not to be unreasonably withheld), in any business in competition with the business of the Corporation, or seek any position from any company or individual who competes with the business of the Corporation, or accept any capacity or position offered by any company or individual who competes in the business of the Corporation. The “business of the Company” as referred to in the Consulting Agreement means the business of coal exploration within the State of Montana.

The Corporation shall to the fullest extent permitted by law or as set forth in the Articles of Incorporation, and any future amendments, and the Bylaws of the Corporation, indemnify, defend and hold harmless Mr. Valencia from and against any and all claims, demands, proceedings, liabilities, damages, losses and expenses (including attorney's fees, court costs and disbursements) arising out of the fact that he is or was a director or officer of the Corporation, or the performance of his duties hereunder except in the case of Mr. Valencia’s gross negligence, willful misconduct, criminal conduct or violations of law.

The Consulting Agreement and the independent consulting relationship created hereby will terminate (“Termination”) (i) upon the death or disability of Mr. Valencia under (a) or (b); (ii) with cause under (c); (iii) for good reason under (d); or (iv) without cause under (e).

(a)
Disability.  The Corporation shall have the right to terminate the Consulting Services of Mr. Valencia under the Consulting Agreement for disability in the event Mr. Valencia suffers an injury, illness, or incapacity of such character as to substantially disable him from performing his duties without reasonable accommodation by Mr. Valencia hereunder for a period of more than thirty (30) consecutive days upon the Corporation giving at least thirty (30) days written notice of termination.

(d)	Good Reason. Mr. Valencia may terminate his Consulting Services and the Consulting Agreement for “Good Reason” by giving the Corporation ten (10) days written notice if:

(i)           he is assigned, without his express written consent, any duties materially inconsistent with his positions, duties, responsibilities, or status with the Corporation as of the date hereof, or a change in his reporting responsibilities or titles as in effect as of the date hereof;

(ii)           his compensation is reduced; or

(iii)           the Corporation does not pay any material amount of compensation due hereunder and then fails either to pay such amount within the ten (10) day notice period required for Termination hereunder or to contest in good faith such notice.  Further, if such contest is not resolved within thirty (30) days, the Corporation shall submit such dispute to arbitration under the Arbitration Section of the Consulting Agreement.

(e)	Without Cause. The Corporation may terminate the Consulting Agreement without cause.

The full Consulting Agreement with Alvaro Valencia is attached hereto as Exhibit 10.1.

Item 3.02 Recent Sale of Unregistered Securities

Pursuant to the Consulting Agreement with Mr. Valencia, Mr. Valencia is entitled to up to an aggregated amount of 4,000,000 restricted shares of Common Stock of the Corporation. Please refer to Item 1.01 of this Form 8-K for more information regarding issuance and conditions.

Item 5.02 Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Upon execution of the Consulting Agreement, Mr. Valencia will serve as President, CEO, and Director of the Corporation. The current President, Mr. Johannes Petersen, will be realigned and will now serve as CFO, Secretary, and Director of the Corporation.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1                                Consulting Agreement with Alvaro Valencia

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Power Corp.

DATED: August 4, 2010	By:	/s/ Johannes Petersen
Johannes Petersen, Director, CFO, Secretary

Exhibit Index

Exhibit 10.1                                Consulting Agreement with Alvaro Valencia